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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF ARCH CHEMICALS, INC.(1)
                            (as of December 31, 2000)

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SUBSIDIARY                                         JURISDICTION                  PERCENTAGE OF DIRECT/
----------                                         WHERE ORGANIZED               INDIRECT OWNERSHIP BY
                                                   ---------------               ARCH OF VOTING SECURITIES
                                                                                 -------------------------
Arch Acquisition Corp.                             Delaware                                100%
Arch Asia Holdings, Ltd.                           Republic of Mauritius                   100%
Arch Chemicals B.V.                                The Netherlands                         100%
Arch Chemicals California Holdings, Inc.           Delaware                                100%
Arch Chemicals Canada, Inc.                        Canada                                  100%
Arch Chemicals Far East, Limited                   Delaware                                100%
Arch Chemicals GmbH                                Germany                                 100%
Arch Chemicals Holdings, Inc.                      Virginia                                100%
Arch Chemicals (Hong Kong) Limited                 Hong Kong                               100%
Arch Chemicals Japan, Inc.                         Japan                                   100%
Arch Chemicals Limited                             United Kingdom                          100%
Arch Chemicals NV                                  Belgium                                 100%
Arch Chemicals S.A.                                France                                  100%
Arch Chemicals S.R.L.                              Italy                                   100%
Arch Chemicals Singapore Pte Ltd                   Singapore                               100%
Arch Chemicals Specialty Products, Inc.            Delaware                                100%
Arch Chemicals (Suzhou) Co., Ltd.                  People's Republic of China              100%
Arch Chemicals UK Holdings Limited                 United Kingdom                          100%
Arch Coatings Italia SpA                           Italy                                   100%
Arch Color SpA                                     Italy                                   100%
Arch Electronic Chemicals NV                       Belgium                                 100%
Arch Electronic Chemicals, Inc.                    Pennsylvania                            100%
Arch Export Trading Corporation                    Barbados                                100%
Arch Kimya A.S.(2)                                 Turkey                                98.85%
Arch Overseas Finance N.V.                         Belgium                                 100%
Arch Personal Care Products, L.P.                  New Jersey                              100%
Arch Quimica Andina C.A.                           Venezuela                               100%
Arch Quimica Brasil Ltda.                          Brazil                                  100%
Arch Semiconductor Chemicals GmbH                  Germany                                 100%
Arch Semiconductor Chemicals Limited               United Kingdom                          100%
Arch Semiconductor Chemicals S.A.                  France                                  100%
Arch Specialty Chemicals, Inc.                     Delaware                                100%
Arch Timber Protection AB                          Sweden                                  100%
Arch Wood Protection Canada Corp.                  Canada                                  100%
Arch Wood Protection, Inc.                         Delaware                                100%
Doe Run Gas Marketing Company                      Kentucky                                100%
Doe Run Gas Transmission Company                   Kentucky                                100%
FKP, Inc.                                          Delaware                                100%
Hickson Argentina S.A.                             Argentina                               100%
Hickson Chemical Holdings (Pty) Ltd.               South Africa                            100%
Hickson Coatings Far East (Pte) Ltd.(3)            Singapore                               100%
Hickson Coatings France SA                         France                                  100%
Hickson DanChem Corporation                        Delaware                                100%
Hickson Finance, Inc.                              Delaware                                100%
Hickson Garantor Nederland BV                      The Netherlands                         100%
Hickson Garantor Nederland NV                      Belgium                                 100%
Hickson Insurance Limited                          United Kingdom                          100%
Hickson International Limited                      United Kingdom                          100%
Hickson Investments (France) SA                    France                                  100%
Hickson Investments Espana SL                      Spain                                   100%
Hickson Investments Limited                        United Kingdom                          100%
Hickson Limited                                    United Kingdom                          100%
Hickson Nederland BV                               The Netherlands                         100%
Hickson (USA) Corp.                                Delaware                                100%
Hydrochim S.A.                                     France                                  100%
Hydromen Espana, S.L.                              Spain                                   100%
Inversiones Hickson Chile SA                       Chile                                   100%
Sulphur Dyes Limited                               United Kingdom                          100%
Tecnoselect SL(4)                                  Spain                                    67%



(1) There are omitted from the list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
(2)      Percentage of ownership increased to 100% effective January 30, 2001.
(3)      Now known as Arch Chemicals Coatings Singapore Pte Ltd
(4)      Percentage of ownership increased to 100% effective January 3, 2001.

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